Exhibit 99.1

First Connecticut Bancorp, Inc. Announces Third Quarter 2012 Results

Farmington, Connecticut, October 31, 2012 – First Connecticut Bancorp, Inc. (the “Company”) NASDAQ Global Market: “FBNK”, the holding company for Farmington Bank (the “Bank”), reported a net loss of $1.1 million or ($0.07) per diluted share for the quarter ended September 30, 2012 compared to net income of $1.0 million or $0.06 per diluted share for the quarter ended September 30, 2011.

Excluding stock compensation expense related to awards made under the 2012 Stock Incentive Plan (the “Plan”) of $3.3 million ($2.3 million net of taxes) and a loss on the sale of non-strategic properties of $394,000 ($295,000 net of taxes), net income would have been $1.5 million or $0.09 per diluted share for the quarter ended September 30, 2012.  Of the $3.3 million stock compensation expense, $3.0 million resulted from 20% vesting of the Plan awards during the quarter ended September 30, 2012.

“While reporting a loss due to the implementation of the shareholder approved stock incentive plan and disposal of our former operations center, our normalized income and strong loan growth reflects the direct result of the strategic investments in our markets,” stated John J. Patrick, Jr., First Connecticut Bancorp’s Chairman, President & CEO.

“Furthermore we are pleased to be named the number one ranked Small Business Administration lender in Connecticut for SBA’s fiscal year ended September 30, 2012. In addition we anticipate opening our 19th and 20th branch locations in South Windsor, CT in November and Newington, CT in early 2013.”

Financial Highlights

•	We divested non-strategic properties during the quarter which will generate cost savings of approximately $300,000 annually.

•	Strong loan growth continued as total loans increased $69.5 million or 5% during the quarter ended September 30, 2012 and have increased $189.8 million or 15% since December 31, 2011.

•	Net interest income increased $588,000 or 5% for the quarter ended September 30, 2012 as a result of strong organic loan growth compared to the quarter ended June 30, 2012.

•	Checking accounts grew by 4% or 1,282 net new accounts for the quarter ended September 30, 2012 compared to the quarter ended June 30, 2012.

•
Asset quality continues to improve as non-performing loans totaled $13.2 million or 0.88% of total loans at September 30, 2012 compared to $13.5 million, or 0.94% of total loans at June 30, 2012.  Net charge-offs totaled $222,000, or 0.06% of average loans outstanding (annualized) for the quarter ended September 30, 2012 as compared to net charge-offs of $320,000, or 0.09% of average loans outstanding (annualized) for the quarter ended June 30, 2012.

•
We paid a cash dividend of $0.03 per share on September 17, 2012. This marks the fourth consecutive quarter we have paid a dividend since First Connecticut Bancorp, Inc. became a public company on June 29, 2011.

Earnings Summary

Third quarter 2012 compared with second quarter 2012

Excluding stock compensation expense related to the Plan of $3.3 million and the loss on the sale of non-strategic properties of $394,000, net income would have been $1.5 million, an increase of $646,000 or 78% compared to the quarter ended June 30, 2012.  Improved results were primarily due to an increase in net interest income and a decrease in the provision for loan losses.

Net interest income for the quarter ended September 30, 2012 increased $588,000 to $13.4 million compared to $12.8 million for the quarter ended June 30, 2012 primarily as a result of our strong organic loan growth.  Net interest margin decreased 4 basis points to 3.28% for the quarter ended September 30, 2012 compared to 3.32% for the quarter ended June 30, 2012.  The yield on average interest-earning assets decreased 7 basis points to 3.86% for the quarter ended September 30, 2012 from 3.93% for the quarter ended June 30, 2012 reflecting lower yields on loans and investments.  The yield on average interest-earning liabilities decreased 4 basis points to 0.77% for the quarter ended September 30, 2012, reflecting lower funding costs.

Provision for loan losses was $215,000 for the quarter ended September 30, 2012 compared to $520,000 for the quarter ended June 30, 2012.  The decrease in the provision was primarily due to positive credit migration of the loan portfolio and $8.1 million in payoffs of loans rated special mention in the resort portfolio during the quarter.  The provision recorded was based upon management’s analysis of the allowance for loan losses as of September 30, 2012.

Noninterest income increased $167,000 or 8% to $2.1 million for the quarter ended September 30, 2012 compared to $2.0 million for the quarter ended June 30, 2012 primarily due to a $256,000 increase in gain on sale of fixed-rate residential mortgage loans due to an increase in our secondary market residential lending program.

Noninterest expense, excluding $3.3 million stock compensation expense related to the Plan and $394,000 loss on the sale of non-strategic properties, would have been $13.3 million for the quarter ended September 30, 2012 compared to $13.1 million for the quarter ended June 30, 2012.  Salaries and employee benefits increased $2.6 million to $10.2 million compared to $7.6 million for the quarter ended June 30, 2012.  The increase was primarily due to $2.3 million in employees’ stock compensation expense incurred related to the Plan.  Other operating expenses increased $1.4 million to $3.7 million compared to $2.3 million for the quarter ended June 30, 2012.  The increase was primarily due to director’s stock compensation expense totaling $977,000 related to the Plan and a $394,000 loss on the sale of non-strategic properties.

Income taxes decreased $812,000 resulting in a tax benefit of $519,000 for the quarter ended September 30, 2012 compared to a tax expense of $293,000 for the quarter ended June 30, 2012.

Third quarter 2012 compared with third quarter 2011

Excluding stock compensation expense related to the Plan of $3.3 million and the loss on the sale of non-strategic properties of $394,000, net income would have been $1.5 million, an increase of $434,000 or 42% compared to the quarter ended September 30, 2011.  Improved results were primarily due to an increase in net interest income and noninterest income.

Net interest income increased $1.4 million or 12% to $13.4 million for the quarter ended September 30, 2012 compared to $12.0 million for the quarter ended September 30, 2011, driven by loan growth and lower funding costs.  Net interest margin increased 29 basis points to 3.28% for the quarter ended September 30, 2012 compared to 2.99% for the quarter ended September 30, 2011.  The yield on average interest-earning assets increased 21 basis points to 3.86% for the quarter ended September 30, 2012 from 3.65% for the quarter ended September 30, 2011 due to total average loans increasing $267.4 million or 22% to $1.5 billion and federal funds decreasing $243.4 million or 96% to $10.3 million compared to the quarter ended September 30, 2011.  The yield on average interest-earning liabilities decreased 10 basis points to 0.77% for the quarter ended September 30, 2012 reflecting lower funding costs.

Provision for loan losses was $215,000 for the quarter ended September 30, 2012 compared to $300,000 for the quarter ended September 30, 2011. The decrease in the provision was primarily due to positive credit migration of the loan portfolio and $8.1 million in payoffs of loans rated special mention in the resort portfolio during the quarter.  The provision recorded was based upon management’s analysis of the allowance for loan losses as of September 30, 2012.

Noninterest income increased $417,000 or 24% to $2.1 million for the quarter ended September 30, 2012 compared to $1.7 million for the quarter ended September 30, 2011.  Gain on sale of fixed-rate residential mortgage loans increased $403,000 or 142% to $687,000 compared to $284,000 for the quarter ended September 30, 2011 due to an increase in our secondary market residential lending program.  Bank owned life insurance income increased $149,000 reflecting the purchase of additional insurance within the past twelve months offset by a decrease in other noninterest income of $148,000.

Noninterest expense, excluding $3.3 million stock compensation expense related to the Plan and $394,000 loss on the sale of non-strategic properties, would have been $13.3 million for the quarter ended September 30, 2012, an increase of $1.3 million compared to $11.9 million for the quarter ended September 30, 2011.  Salaries and employee benefits increased $3.2 million to $10.2 million compared to $7.1 million for the quarter ended September 30, 2011.  The increase was due to $2.3 million of employees’ stock compensation expense incurred related to the Plan, supporting our branch growth and providing the resources to sustain our strategic growth.  Other operating expenses increased $1.5 million to $3.7 million compared to $2.2 million for the quarter ended September 30, 2011.  The increase was primarily due to director’s stock compensation expense totaling $977,000 related to the Plan and a $394,000 loss on the sale of non-strategic properties.

Income taxes decreased $946,000 resulting in a tax benefit of $519,000 for the quarter ended September 30, 2012 compared to a tax expense of $427,000 for the quarter ended September 30, 2011.

Balance Sheet Activity

Total assets increased $68.7 million or 4% at September 30, 2012 to $1.8 billion compared to $1.7 billion at June 30, 2012 reflecting our strong organic loan growth.

Net loans increased $69.5 million or 5% at September 30, 2012 to $1.5 billion compared to $1.4 billion at June 30, 2012 due to our continued focus on commercial and residential lending. Loan portfolios grew as follows: Residential Real Estate, $29.6 million or 5%, Commercial Real Estate $24.7 million or 6%, Commercial and Industrial Loans, $16.2 million or 9% and Home Equity Lines of Credit, $7.9 million or 6%.  As we are gradually exiting the resort financing market, resort loans decreased $15.0 million at September 30, 2012 compared to June 30, 2012.

Deposits increased $39.2 million at September 30, 2012 compared to June 30, 2012, due to an increase in municipal deposits as we continue to develop and grow relationships supporting the municipalities in the geographical areas we serve.  Municipal deposits were $143.4 million and $97.5 million at September 30, 2012 and June 30, 2012, respectively.

Federal Home Loan Bank of Boston advances increased $34.2 million or 37.6% to $125.2 million at September 30, 2012 compared to $91.0 million at June 30, 2012 as new advances were secured to fund loan growth.

Stockholders’ equity decreased $5.9 million to $242.2 million at September 30, 2012 compared to $248.1 million at June 30, 2012.  On July 2, 2012, we received regulatory approval to repurchase up to 1,788,020 shares, or 10% of our current outstanding common stock.  As of September 30, 2012 we have repurchased 577,322 shares at a cost of $7.6 million, of which 486,947 shares were reissued as part of the 2012 Stock Incentive Plan.  Repurchased shares will be held as treasury stock and will be available for general corporate purposes.  As a result of the 2012 Stock Incentive Plan issuance, we have unearned restricted stock compensation of $7.3 million at September 30, 2012.

Asset Quality

The allowance for loan losses remained flat at $17.9 million at September 30, 2012 and June 30, 2012.  Impaired loans decreased 4% to $37.9 million as of September 30, 2012 from $39.5 million as of June 30, 2012.  Non-performing loans decreased $238,000 to $13.2 million at September 30, 2012 from $13.5 million at June 30, 2012. At September 30, 2012, the allowance for loan losses represented 1.19% of total loans and 135.35% of non-performing loans, compared to 1.25% of total loans and 133.01% of non-performing loans at June 30, 2012.  Net charge-offs for the quarter ended September 30, 2012 were $222,000 or 0.06%, compared to net charge-offs for the quarter ended June 30, 2012 of $320,000 or 0.09%, of average loans outstanding. Loan delinquencies 30 days and greater increased $2.5 million at September 30, 2012 to $17.8 million compared to $15.3 million at June 30, 2012.  The increase in past due loans is primarily within our residential portfolio.

Capital and Liquidity

The Company remained well-capitalized with an estimated total capital to risk weighted asset ratio of 19.15% at September 30, 2012.

At September 30, 2012, the Company continued to have adequate liquidity including significant unused borrowing capacity at the Federal Home Loan Bank and the Federal Reserve Bank as well as access to funding through brokered deposits.

About First Connecticut Bancorp, Inc.

First Connecticut Bancorp, Inc. (NASDAQ Global Market: FBNK) is a Maryland-chartered stock holding company, that wholly owns Farmington Bank. Farmington Bank is a full-service, community bank with 18 branch locations throughout central Connecticut. Established in 1851, Farmington Bank is a diversified consumer and commercial bank with an ongoing commitment to contribute to the betterment of the communities in our region. For more information regarding the Bank’s products and services and for First Connecticut Bancorp, Inc. investor relations information, please visit www.farmingtonbankct.com.

Forward Looking Statements

In addition to historical information, this earnings release may contain forward-looking statements for purposes of applicable securities laws. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Such forward-looking statements may or may not include words such as “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” Forward-looking statements are subject to numerous assumptions, risks and uncertainties. There are a number of important factors described in documents previously filed by the Company with the Securities and Exchange Commission, and other factors that could cause the Company's actual results to differ materially from those contemplated by such forward-looking statements. The Company undertakes no obligation to publicly release the results of any revisions to those forward-looking statements which may be made to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

Financial information contained in this release should be considered to be an estimate pending the filing with the Securities and Exchange Commission of the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2012. While the Company is not aware of any need to revise the results disclosed in this release, accounting literature may require adverse information received by management between the date of this release and the filing of the 10-Q to be reflected in the results of the period, even though the new information was received by management subsequent to the date of this release.

First Connecticut Bancorp, Inc.
Selected Financial Data (Unaudited)

	At or for the Three Months Ended
(Dollars in thousands, except per share data)	September 30, 2012		June 30, 2012	March 31, 2012	December 31, 2011	September 30, 2011
Selected Financial Condition Data:

Total assets	$ 1,756,133		$ 1,687,431	$1,677,229	$ 1,617,650	$ 1,696,576
Cash and cash equivalents	33,021		36,727	131,280	90,296	240,554
Held to maturity securities	3,007		3,007	3,216	3,216	3,621
Available for sale securities	125,854		130,386	115,956	135,170	160,743
Federal Home Loan Bank of Boston stock, at cost	8,056		7,137	7,137	7,449	7,449
Loans receivable, net	1,485,275		1,415,732	1,326,107	1,295,177	1,211,514
Deposits	1,257,987		1,218,743	1,249,583	1,176,682	1,248,236
Federal Home Loan Bank of Boston advances	125,200		91,000	63,000	63,000	63,000
Total stockholders' equity	242,199		248,105	250,196	251,980	257,912
Allowance for loan losses	17,920		17,927	17,727	17,533	16,094
Non-performing loans	13,240		13,478	16,338	15,501	18,442

Selected Operating Data:

Interest income	$ 15,780		$ 15,146	$ 15,427	$ 14,961	$ 14,659
Interest expense	2,393		2,347	2,473	2,614	2,672
Net Interest Income	13,387		12,799	12,954	12,347	11,987
Provision for allowance for loan losses	215		520	330	3,190	300
Net interest income after provision for loan losses	13,172		12,279	12,624	9,157	11,687
Noninterest income	2,145		1,978	1,313	1,250	1,728
Noninterest expense	16,905		13,133	12,629	12,779	11,945
Income (loss) before income taxes	(1,588)		1,124	1,308	(2,372)	1,470
Provision (benefit) for income taxes	(519)		293	317	(918)	427

Net income (loss)	$ (1,069)		$ 831	$ 991	$ (1,454)	$ 1,043

Performance Ratios (annualized):

Return on average assets	-0.25%		0.20%	0.24%	-0.35%	0.25%
Return average equity	-1.74%		1.32%	1.57%	-2.24%	1.60%
Interest rate spread (1)	3.09%		3.12%	3.20%	2.93%	2.78%
Net interest rate margin (2)	3.28%		3.32%	3.41%	3.15%	2.99%
Non-interest expense to average assets	3.89%		3.16%	3.08%	3.08%	2.85%
Efficiency ratio (3)	108.84%		88.87%	88.52%	93.98%	87.09%
Average interest-earning assets to average
interest-bearing liabilities	131.77%		132.88%	132.04%	132.19%	130.83%

Asset Quality Ratios:

Allowance for loan losses as a percent of total loans	1.19%		1.25%	1.32%	1.34%	1.31%
Allowance for loan losses as a percent of
non-performing loans	135.35%		133.01%	108.50%	113.11%	87.27%
Net charge-offs to average loans (annualized)	0.06%		0.09%	0.04%	0.56%	0.04%
Non-performing loans as a percent of total loans	0.88%		0.94%	1.22%	1.18%	1.50%
Non-performing loans as a percent of total assets	0.75%		0.80%	0.97%	0.96%	1.09%

Per Share Related Data:

Basic earnings (loss) per share	$ (0.07)		$ 0.05	$ 0.06	$ (0.09)	$ 0.06
Diluted earnings (loss) per share	$ (0.07)		$ 0.05	$ 0.06	$ (0.09)	$ 0.06
Dividends declared per share	$ 0.03		$ 0.03	$ 0.03	$ 0.03	$ -

Capital Ratios:

Equity to total assets at end of period	13.79%		14.70%	14.92%	15.58%	15.20%
Average equity to average assets	14.19%		15.09%	15.36%	15.65%	15.60%
Total capital to risk-weighted assets	19.15%	*	20.43%	21.84%	22.38%	24.21%
Tier I capital to risk-weighted assets	17.90%	*	19.18%	20.59%	21.13%	22.96%
Tier I capital to total average assets	14.24%	*	15.21%	15.58%	15.51%	15.55%
Total equity to total average assets	13.95%		14.90%	15.27%	15.20%	15.40%

(1) Represents the difference between the weighted-average yield on average interest-earning assets and the weighted-average cost of the interest-bearing liabilities.
(2) Represents net interest income as a percent of average interest-earning assets.
(3) Represents noninterest expense divided by the sum of net interest income and noninterest income.
* Estimated

First Connecticut Bancorp, Inc.
Consolidated Statements of Condition

	September 30, 2012	June 30, 2012	December 31, 2011
(Dollars in thousands)	(Unaudited)	(Unaudited)
Assets
Cash and due from banks	$33,021	$36,727	$40,296
Federal funds sold	-	-	50,000
Cash and cash equivalents	33,021	36,727	90,296
Securities held-to-maturity, at amortized cost	3,007	3,007	3,216
Securities available-for-sale, at fair value	125,854	130,386	135,170
Loans held for sale	4,569	1,667	1,039
Loans, net	1,485,275	1,415,732	1,295,177
Premises and equipment, net	19,231	21,514	21,379
Federal Home Loan Bank of Boston stock, at cost	8,056	7,137	7,449
Accrued income receivable	4,502	4,174	4,185
Bank-owned life insurance	37,348	37,022	30,382
Deferred income taxes	14,038	13,735	13,907
Prepaid expenses and other assets	21,232	16,330	15,450
Total assets	$1,756,133	$1,687,431	$1,617,650
Liabilities and Stockholders' Equity
Deposits
Interest-bearing	$1,036,523	$994,923	$981,057
Noninterest-bearing	221,464	223,820	195,625
	1,257,987	1,218,743	1,176,682
Federal Home Loan Bank of Boston advances	125,200	91,000	63,000
Repurchase agreement borrowings	21,000	21,000	21,000
Repurchase liabilities	66,096	67,534	64,466
Accrued expenses and other liabilities	43,651	41,049	40,522
Total liabilities	1,513,934	1,439,326	1,365,670

Commitments and contingencies	-	-	-
Stockholders' Equity
Common stock	181	179	179
Additional paid-in-capital	178,683	174,929	174,836
Unallocated common stock held by ESOP	(15,073)	(15,340)	(10,490)
Unearned restricted stock compensation	(7,283)	-	-
Treasury stock, at cost	(1,174)	-	-
Retained earnings	92,095	93,687	92,937
Accumulated other comprehensive loss	(5,230)	(5,350)	(5,482)
Total stockholders' equity	242,199	248,105	251,980
Total liabilities and stockholders' equity	$1,756,133	$1,687,431	$1,617,650

First Connecticut Bancorp, Inc.
Consolidated Statements of Operations (Unaudited)

	Three Months Ended			Nine Months Ended
	Sept 30	June 30,	Sept 30	Sept 30,
(Dollars in thousands, except per share data)	2012	2012	2011	2012	2011
Interest income
Interest and fees on loans
Mortgage	$11,460	$10,882	$10,573	$33,452	$31,716
Other	3,927	3,859	3,531	11,675	10,679
Interest and dividends on investments
United States Government and agency obligations	234	249	309	749	1,104
Other bonds	87	60	34	205	140
Corporate stocks	69	70	68	209	206
Other interest income	3	26	144	63	219
Total interest income	15,780	15,146	14,659	46,353	44,064
Interest expense					.
Deposits	1,644	1,643	1,886	5,042	5,792
Interest on borrowed funds	499	462	519	1,442	1,575
Interest on repo borrowings	179	181	182	540	540
Interest on repurchase liabilities	71	61	85	189	305
Total interest expense	2,393	2,347	2,672	7,213	8,212
Net interest income	13,387	12,799	11,987	39,140	35,852
Provision for allowance for loan losses	215	520	300	1,065	900
Net interest income
after provision for loan losses	13,172	12,279	11,687	38,075	34,952
Noninterest income
Fees for customer services	950	900	852	2,666	2,499
Net gain on sale of investments	-	-	89	-	89
Net gain on loans sold	687	431	284	1,216	629
Brokerage and insurance fee income	34	32	30	91	164
Bank owned life insurance income	326	321	177	966	525
Other	148	294	296	497	532
Total noninterest income	2,145	1,978	1,728	5,436	4,438
Noninterest expense
Salaries and employee benefits	10,243	7,619	7,065	25,286	21,106
Occupancy expense	1,108	1,098	1,129	3,396	3,460
Furniture and equipment expense	1,120	1,112	1,038	3,331	3,003
FDIC assessment	255	294	56	828	1,126
Marketing	509	753	505	1,868	1,636
Contribution to Farmington Bank
Community Foundation, Inc.	-	-	-	-	6,877
Other operating expenses	3,670	2,257	2,152	7,958	6,325
Total noninterest expense	16,905	13,133	11,945	42,667	43,533
Income (loss) before income taxes	(1,588)	1,124	1,470	844	(4,143)
Provision for (benefit from) income taxes	(519)	293	427	91	(1,557)
Net income (loss)	$(1,069)	$831	$1,043	$753	$(2,586)

Earnings (loss) per share (1):
Basic	$(0.07)	$0.05	$0.06	$0.04	$(0.20)
Diluted	$(0.07)	$0.05	$0.06	$0.04	$(0.20)

Weighted average shares outstanding:
Basic	16,309,325	16,686,810	17,244,019	17,576,699	17,254,646
Diluted	16,309,325	16,686,810	17,244,019	17,577,680	17,254,646

Pro forma net loss per share (2):
Basic and Diluted	N/A	N/A	$0.06	N/A	$(0.15)

(1)= For the nine months ended September 30, 2011, net loss per share reflects earnings for the period from June 29, 2011, the date the Company completed a Plan of Conversion and Reorganization to September 30, 2011.

(2)= Pro forma net loss per share assumes the Company's shares are outstanding for all periods prior to the completion of the Plan of Conversion and Reorganization on June 29, 2011.

First Connecticut Bancorp, Inc.
Consolidated Average Balances, Yields and Rates (Unaudited)

	Three Months Ended			Three Months Ended			Three Months Ended
	September 30, 2012			June 30, 2012			September 30, 2011
	Average Balance	Interest and Dividends	Yield/ Cost	Average Balance	Interest and Dividends	Yield/ Cost	Average Balance	Interest and Dividends	Yield/ Cost
(Dollars in thousands)
Interest-earning assets:
Loans, net	$ 1,460,686	$ 15,387	4.18%	$ 1,360,401	$ 14,741	4.35%	$1,193,273	$ 14,104	4.74%
Securities	141,607	380	1.06%	131,309	370	1.13%	155,241	405	1.05%
Federal Home Loan Bank of Boston stock	7,671	10	0.52%	7,137	9	0.51%	7,449	6	0.32%
Federal funds and other earning assets	10,317	3	0.12%	48,049	26	0.22%	253,677	144	0.22%
Total interest-earning assets	1,620,281	15,780	3.86%	1,546,896	15,146	3.93%	1,609,640	14,659	3.65%
Noninterest-earning assets	115,860			117,486			64,673
Total assets	$ 1,736,141			$ 1,664,382			$1,674,313

Interest-bearing liabilities:
NOW accounts	$ 207,763	$ 100	0.19%	$ 204,611	$ 83	0.16%	$ 289,658	$ 155	0.21%
Money market	280,572	498	0.70%	270,157	488	0.72%	217,295	528	0.97%
Savings accounts	172,494	67	0.15%	174,321	64	0.15%	148,380	60	0.16%
Certificates of deposit	361,648	979	1.07%	368,006	1,008	1.10%	415,279	1,143	1.10%
Total interest-bearing deposits	1,022,477	1,644	0.64%	1,017,095	1,643	0.65%	1,070,612	1,886	0.71%
Advances from the Federal Home Loan Bank	112,850	499	1.75%	62,869	462	2.95%	66,207	519	3.14%
Repurchase agreement borrowings	21,000	179	3.38%	21,000	181	3.46%	21,000	182	3.48%
Repurchase liabilities	73,268	71	0.38%	63,166	61	0.39%	72,471	85	0.47%
Total interest-bearing liabilities	1,229,595	2,393	0.77%	1,164,130	2,347	0.81%	1,230,290	2,672	0.87%
Noninterest-bearing deposits	216,205			210,874			152,092
Other noninterest-bearing liabilities	43,965			38,273			30,774
Total liabilities	1,489,765			1,413,277			1,413,156
Stockholders' equity	246,376			251,105			261,157
Total liabilities and stockholders' equity	$ 1,736,141			$ 1,664,382			$1,674,313

Net interest income		$ 13,387			$ 12,799			$ 11,987
Net interest rate spread (1)			3.09%			3.12%			2.78%
Net interest-earning assets (2)	$ 390,626			$ 382,766			$ 379,350
Net interest margin (3)			3.28%			3.32%			2.99%
Average interest-earning assets
to average interest-bearing liabilities		131.77%			132.88%			130.83%

(1) Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(2) Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(3) Net interest margin represents net interest income divided by average total interest-earning assets.

First Connecticut Bancorp, Inc.
Consolidated Average Balances, Yields and Rates (Unaudited)

	Nine Months Ended September 30,
	2012			2011
	Average Balance	Interest and Dividends	Yield/Cost	Average Balance	Interest and Dividends	Yield/Cost
(Dollars in thousands)
Interest-earning assets:
Loans, net	$ 1,379,256	$ 45,127	4.36%	$ 1,175,749	$ 42,395	4.82%
Securities	135,183	1,135	1.12%	153,127	1,434	1.25%
Federal Home Loan Bank of Boston stock	7,393	28	0.50%	7,449	16	0.29%
Federal funds and other earning assets	41,579	63	0.20%	131,640	219	0.22%
Total interest-earning assets	1,563,411	46,353	3.95%	1,467,965	44,064	4.01%
Noninterest-earning assets	116,571			81,552
Total assets	$ 1,679,982			$ 1,549,517

Interest-bearing liabilities:
NOW accounts	$ 205,776	$ 272	0.18%	$ 258,593	$ 516	0.27%
Money market	271,051	1,530	0.75%	200,673	1,483	0.99%
Savings accounts	169,491	192	0.15%	147,443	205	0.19%
Certificates of deposit	370,514	3,048	1.10%	426,118	3,588	1.13%
Total interest-bearing deposits	1,016,832	5,042	0.66%	1,032,827	5,792	0.75%
Advances from the Federal Home Loan Bank	79,708	1,442	2.41%	67,430	1,575	3.12%
Repurchase agreement borrowings	21,000	540	3.43%	21,000	540	3.44%
Repurchase liabilities	64,864	189	0.39%	72,688	305	0.56%
Total interest-bearing liabilities	1,182,404	7,213	0.81%	1,193,945	8,212	0.92%
Noninterest-bearing deposits	207,456			172,905
Other noninterest-bearing liabilities	40,404			28,750
Total liabilities	1,430,264			1,395,600
Stockholders' equity	249,718			153,917
Total liabilities and stockholders' equity	$ 1,679,982			$ 1,549,517

Net interest income		$ 39,140			$ 35,852
Net interest rate spread (1)			3.14%			3.09%
Net interest-earning assets (2)	$ 381,007			$ 274,020
Net interest margin (3)			3.33%			3.27%
Average interest-earning assets
to average interest-bearing liabilities		132.22%			122.95%

(1) Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(2) Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(3) Net interest margin represents net interest income divided by average total interest-earning assets.